Exhibit 99.1

December 4, 2014

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Tim Gagnon, director of investor relations (952) 683-5007

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE INCREASES ITS QUARTERLY CASH DIVIDEND

MINNEAPOLIS, December 4, 2014 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq: CHRW) announced that its Board of Directors today declared an increase to its regular quarterly cash dividend to 38 cents ($0.38) per share from 35 cents ($0.35) per share, payable on December 31, 2014, to shareholders of record on December 15, 2014.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of December 4, 2014, there were approximately 146,134,328 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 46,000 customers through a network of 250 offices in North America, South America, Europe and Asia. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2013 total revenues of $12.8 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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